For further information, contact:	Paul A. Bragg - Chairman and Chief Executive Officer
(281) 404-4700

VANTAGE DRILLING COMPANY ANNOUNCES DATE FOR ITS 2011 EXTRAORDINARY GENERAL MEETING IN LIEU OF ANNUAL GENERAL MEETING AND DEADLINE FOR SUBMITTING SHAREHOLDER PROPOSALS

HOUSTON, TX, June 22, 2011 - Vantage Drilling Company (the "Company" or "Vantage") (NYSE Amex: VTG) announced today that its 2011 Extraordinary General Meeting in lieu of Annual General Meeting (the "Meeting") will be held on Thursday, July 28, 2011 at 9:30 a.m. at the offices of Porter Hedges LLP, 1000 Main Street, 36th Floor, Houston, Texas 77002. Shareholders of record as of the close of business on June 27, 2011 are entitled to notice of and vote at the Meeting. Since the date of the Meeting will occur more than 30 days from the anniversary of the Company's prior annual meeting of shareholders (held on January 7, 2011), the Company has set new deadlines for the receipt of shareholder proposals and related matters as outlined below.

Rule 14a-8 Shareholder Proposal Deadline - Inclusion of Proposal in Company Proxy Statement

For shareholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (the "Exchange Act") to be presented at the Meeting and included in the Company's proxy statement, such proposals must be submitted and received by the Company's Secretary at our principal offices, Vantage Drilling Company, 777 Post Oak Boulevard, Suite 800, Houston, Texas 77056, no later than July 1, 2011, which we believe is a reasonable time before we will begin to print and send our proxy materials. Shareholders should understand that any such proposals will need to comply with the rules of the Securities and Exchange Commission regarding the inclusion of shareholder proposals in the Company's proxy statement, and may be omitted if not in compliance with all applicable requirements.

Timely Notice Under Rule 14a-4(c) - Discretionary Voting Authority for Proxies

If a shareholder wishes to submit a proposal at the Meeting outside of Rule 14a-8, then in order for such proposal to be considered "timely" for purposes of Rule 14a-4(c) under the Exchange Act (which rule relates to the circumstances under which a proxy appointment may confer discretionary authority upon a proxy to vote on certain matters), the proposal must be received at the above address of the Company not later than July 1, 2011, which we believe is a reasonable time before we will begin to print and send our proxy materials for the Meeting.

About Vantage

Vantage, a Cayman Islands exempted company, is an offshore drilling contractor, with an owned fleet of four Baker Marine Pacific Class 375 ultra-premium jackup drilling rigs and the ultra-deepwater drillship, the Platinum Explorer, as well as an additional ultra-deepwater drillship, the Tungsten Explorer, now under construction. Vantage's primary business is to contract drilling units, related equipment and work crews primarily on a dayrate basis to drill oil and natural gas wells. Vantage also provides construction supervision services for, and will operate and manage, drilling units owned by others. Through its fleet of seven owned and managed drilling units, Vantage is a provider of offshore contract drilling services globally to major, national and large independent oil and natural gas companies.

Forward-Looking Statements

Certain statements contained in this news release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, such as the date of the Meeting. These forward-looking statements represent Vantage's expectations or beliefs concerning future evens, and it is possible that the results described in this press release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Vantage's control, that could cause actual results to differ materially from the results discussed in the forward-looking statements.

Any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by law, Vantage does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time and it is not possible for management to predict all such factors.

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